CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 16, 2020 with respect to the audited consolidated financial statements of CleanSpark, Inc. for the year ended September 30, 2020.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 30, 2021